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                                    AGREEMENT

                  THIS AGREEMENT made effective as of the 8th day of February, 2000, by and between Marine Shuttle Operations Inc., a Nevada corporation (the "Corporation"), Mancorp AS ("MAS"), and Stephen Adshead ("Adshead").


                              W I T N E S S E T H:
                               - - - - - - - - - -

                  WHEREAS, Adshead is an employee, director, and principal stockholder of MAS;

                  WHEREAS, (a) the Corporation desires to engage Adshead as a Vice President of the Corporation, (b) MAS desires to lend out to the Corporation the services of Adshead, and (c) Adshead desires to serve as a Vice President of the Corporation, upon the terms and conditions hereinafter set forth;

                  NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties, intending to be legally bound, agree as follows:

         I. Engagement; Term. Subject to the terms and conditions of this Agreement, MAS hereby agrees to loan out the services of Adshead to the Corporation, the Corporation hereby engages Adshead as a Vice President, and Adshead hereby agrees to serve as a Vice President of the Corporation for the period commencing on the date hereof (the "Effective Date") and ending on the second anniversary of the Effective Date (the "Engagement Period"), unless sooner terminated as hereinafter provided.

         2. Scope of Adshead's Duties. Adshead shall serve as a Vice President subject to the direction and control of the Corporation's Chief Executive, President, and Board of Directors (the "Board"). In such capacity, Adshead shall have the customary powers, responsibilities and authority of vice presidents of corporations of the size, type, and nature of the Corporation as it exists from time to time. Adshead shall undertake such other duties as the Chief Executive Officer, President, or Board from time to time shall reasonably designate, including, without limitation, serving as a consultant to affiliates of the Corporation and serving on the Board.

         3. Time to be Devoted to by Adshead. Adshead shall devote so much (but not less than 50%) of his professional and business time, attention, and energies to his duties and responsibilities hereunder as is reasonable to insure the Corporation's proper conduct. In performing such services, Adshead shall use his best efforts to promote the interests of the Corporation pursuant to and in accordance with reasonable business policies and procedures, as fixed from time to time by the Board. Adshead covenants and agrees that he will faithfully adhere to and fulfill such policies, consistent with this Agreement, as are established from time to time by the Chief Executive Officer, the President, or the Board. Nothing contained herein shall prevent or be construed as preventing Adshead from holding or purchasing up to five percent (5%) of any class of stock or securities of a corporation which is listed on a national securities exchange or regularly traded in the over-the-counter market, or making other investments or participating in business ventures not involving decommissioning, installing, and/or transporting offshore oil or gas


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structures, provided that such investments and business ventures do not conflict with his duties or obligations to the Corporation as provided in this Agreement.

         4. Fee. As total consideration for lending out the services of Adshead and the rendering of such services during the Engagement Period, MAS shall receive a fee of Sixty Thousand Dollars ($60,000) per annum (the "Fee"), which shall be paid semi-monthly in arrears or on such other basis as Corporation and MAS shall agree.

         5. Reimbursement of Expenses. The Corporation shall reimburse Adshead for all reasonable expenses incurred in connection with the services to be rendered hereunder, including expenses for travel, entertainment, and similar expenses incurred by Adshead on the Corporation's behalf; provided, however, no such reimbursement shall be made except upon the presentation of an itemized account or other evidence of those expenses for which reimbursement then is being sought, all in form reasonably satisfactory to the Corporation.

         6. Termination. This Agreement shall terminate upon Adshead's resignation or death, and may be terminated by the Board on account of Adshead's Disability (as defined below), for Cause (as defined below), or without Cause.

                  (a) If Adshead dies during the term of this Agreement, the Corporation shall be obligated to pay to MAS all earned but unpaid Fees through the date of his death.

                  (b) If Adshead shall become physically or mentally disabled ("Disability") during the term of this Agreement such that (i) in the Board's good faith judgement, he is permanently incapable of properly performing each of the duties customarily performed by him hereunder, or (ii) such Disability lasts for a period of 60 consecutive days or for 90 days in any six-month period and the Corporation elects to treat such Disability as being permanent in nature, then the Corporation shall be obligated to pay to MAS all earned but unpaid Fees due to MAS hereunder through the date of such termination.

                  (c) If Adshead is terminated by the Corporation without Cause, then, provided that Adshead has not breached the provisions of Sections 7, 8, or 9 hereof, MAS shall be entitled to receive the Fee in equal monthly installments for the twelve-month period from the date of such termination or for the remainder of the Engagement Period, whichever is shorter.

                  (d) If Adshead is terminated for Cause or Adshead resigns, MAS shall be entitled to receive the Fee only through the date of termination.

                  (e) As used herein, "Cause" shall mean:

                           i)       the willful failure by Adshead to
                                    substantially perform his duties hereunder
                                    (including, without limitation, Adshead's refusal to carry out the directives of the Board), for reasons other than death or Disability;



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                           ii)      a material breach of this Agreement by
                                    Adshead (including, without limitation, the breach of any provision of Sections 8 and/or 9 hereof);

                           iii)     the willful engaging by Adshead in
                                    misconduct materially injurious to the
                                    Corporation;

                           iv) a breach of Adshead's duty of loyalty to the Corporation or any act of dishonesty or fraud with respect to the Corporation; or

                           v)       the commission of a felony, a crime
                                    involving moral turpitude or other act
                                    causing material harm to the Corporation's standing and reputation.

         7. Disclosure of Information.

                  (a) All memoranda, notes, records, and other documents made or compiled by Adshead or made available to Adshead during the term of this Agreement concerning the business of the Corporation or any affiliate of the Corporation (for purposes of this Section 7, the "Corporation"), shall be the Corporation's property and shall be delivered to the Corporation on the termination of this Agreement. Adshead shall not use for himself or others, or divulge to others, any proprietary or confidential information of the Corporation obtained by him as a result of his engagement hereunder, unless authorized by the Corporation. For purposes of this Section 7, the term "proprietary or confidential information" shall mean all information which is known only to Adshead, or to Adshead and the employees, former employees, consultants, or others in a confidential relationship with the Corporation, and relates to specific matters such as trade secrets, customers, potential customers, vendor lists, pricing and credit techniques, research and development activities, private processes, business plans, technical information, books and records, and any other information which the Corporation is obligated to keep confidential pursuant to the Corporation's contractual obligations to third parties, as they may exist from time to time, which Adshead may have acquired or obtained by virtue of work heretofore or hereafter performed for or on behalf of the Corporation, or which he may acquire or may have acquired knowledge of during the performance of said work, and which is not in the public domain.

                  (b) In the event of a breach or a threatened breach by Adshead of the provisions of this Section 7, the Corporation shall be entitled to an injunction, without being required to post any bond, restraining Adshead from disclosing, in whole or in part, the aforementioned proprietary or confidential information of the Corporation, or from rendering any services to any person, firm, corporation, association, or other entity to whom such proprietary or confidential information, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing contained herein shall be construed as prohibiting the Corporation from pursuing any other remedies available to the Corporation for such breach or threatened breach, including the recovery of damages from MAS and/or Adshead.


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         8. Restrictive Covenants.

                  (a) In light of the unique and valuable services it is expected Adshead will render to the Corporation, Adshead's knowledge of the business of the Corporation and proprietary information relating to the business of the Corporation and similar knowledge regarding the Corporation it is expected Adshead will obtain during the course of his engagement by the Corporation, and in consideration of this Agreement and the Fees to be paid by the Corporation hereunder, Adshead agrees that for so long as this Agreement is in effect and for a period of one year thereafter (the "Covenant Period"), he will not compete, directly or indirectly, with the Corporation or any of its subsidiaries now owned or hereafter acquired (for purposes of this Section 8, the "Corporation") or, directly or indirectly (except as permitted by Section 3 hereof), own, manage, operate, control, loan money to, or participate in the ownership, management, operation or control of, or be connected with as a director, officer, employee, partner, consultant, agent, independent contractor or otherwise, or acquiesce in the use of his name in, any other business or organization which competes, directly or indirectly, with the Corporation, in any geographical area in which the Corporation is then conducting business or any geographical area in which, to the knowledge of Adshead, the Corporation plans to conduct business within a six (6) month period.

                  (b) During the Covenant Period, Adshead will not, directly or indirectly, either individually or on behalf of any other person or entity (i) solicit customers, suppliers, or other business relations of the Corporation for the purpose of interfering with or encouraging them to terminate their relationship with the Corporation, or (ii) encourage other employees (full-time or part-time) of the Corporation to terminate their employment with the Corporation.

                  (c) It is acknowledged and agreed that the restrictions contained in this Section 8, including, without limitation, the time periods and the geographical areas of the restrictions, are fair and reasonable and do not place any undue hardship on Adshead, and are reasonably required for the protection of the goodwill, the business, and the interests of the Corporation and its officers, directors, and other employees.

                  (d) It is the desire and intent of the parties that the provisions of this Section 8 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Section 8 shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable. Such deletion shall apply only with respect to the operation of such provisions of this Section 8 in the particular jurisdiction in which such adjudication is made. In addition, if the scope of any restriction contained in this Section 8 is too broad to permit enforcement thereof to its fullest extent, then such restriction shall be enforced to the maximum extent permitted by law, and Adshead hereby consents and agrees that such scope may be judicially modified in any proceeding brought to enforce such restriction.

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                  (e) In the event of a breach or threatened breach by Adshead of the provisions of this Section 8, the Corporation shall be entitled to an injunction and such other equitable relief as may be necessary or desirable to enforce the restrictions contained herein. Nothing herein contained shall be construed as prohibiting the Corporation from pursuing any other remedies available for such breach or threatened breach or any other breach of this Agreement.

         9. Representations.

                  (a) MAS and Adshead each represent and warrant to the Corporation that (i) the execution, delivery and performance of this Agreement by does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which MAS or Adshead is a party or by which MAS or Adshead is bound, and (ii) upon the execution and delivery of this Agreement by MAS and Adshead, this Agreement shall be the valid and binding obligation of MAS and Adshead, respectively, enforceable against each of them in accordance with its terms.

                  (b) Adshead represents and warrants to the Corporation that Adshead is not a party to or bound by any employment agreement, non-compete agreement or confidentiality agreement with any other person or entity.

                  (c) The Corporation represents and warrants to MAS and Adshead that (i) the execution, delivery, and performance of this Agreement by the Corporation does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Corporation is a party or by which it is bound, and (ii) upon the execution and delivery of this Agreement by the Corporation, this Agreement shall be the valid and binding obligation of the Corporation, enforceable against it in accordance with its terms.

         10.      Miscellaneous.

                  (a) Notices. All notices required or permitted to be given under the provisions of this Agreement shall be in writing and delivered personally or by certified or registered mail, return receipt requested, postage prepaid, to the following persons at the following addresses, or to such other persons at such other addresses as any party may request by notice in writing to the other party to this Agreement.

                           If to MAS or Adshead:

                                    Gauselstubben 3
                                    4032 Stavanger, Norway

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                           If to the Corporation:

                                    c/o Marine Shuttle Operations AS
                                    Luramyrveien 29
                                    N-4391 Sandnes, Norway
                                    Attn:  Franz Eder, President

                  (b) Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Corporation, and shall inure to the benefit of and be enforceable by and against its successors and assigns. This Agreement is personal in nature and may not be assigned or transferred by Adshead or MAS without the prior written consent of the Corporation.

                  (c) Entire Agreement. This instrument contains the entire understanding and agreement between the parties relating to the subject matter hereof, and neither this Agreement nor any provision hereof may be waived, modified, amended, changed, discharged, or terminated, except by an agreement in writing signed by the party against whom enforcement of any waiver, modification, change, amendment, discharge, or termination is sought.

                  (d) Counterparts. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, and all of which counterparts shall together constitute a single agreement.

                  (e) Illegality. If any one or more of the provisions of this Agreement shall be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

                  (f) Captions. The captions of the sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the terms or provisions of this Agreement.

                  (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without giving any effect to any doctrine pertaining to the conflict of laws. The parties hereto irrevocably (i) submit to the jurisdiction of any Nevada state or federal court in any action or proceeding arising out of or relating to this Agreement, (ii) agree that all claims with respect to such action or proceeding shall be heard and determined in such a Nevada state or federal court, and (iii) waive, to the fullest extent possible, the defense of an inconvenient forum. The parties hereby consent to and grant any such court jurisdiction over the persons of such parties and over the subject matter of any such dispute and agree that delivery or mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10(a) hereof or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.


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         IN WITNESS WHEREOF, the parties hereto have set their hands and executed this Agreement on the day and year first above written.

                                    MARINE SHUTTLE OPERATIONS INC.


                                    By:_______________________________
                                             Franz Eder, CEO

                                    MANCORP AS


                                    By:_________________________________
                                             Stephen Adshead, Director


                                    ____________________________________
                                    Stephen Adshead


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